                                                                    EXHIBIT 12.2
                    MIDAMERICAN ENERGY COMPANY (utility only)
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                      Twelve Months Ended               Twelve Months Ended
                                                      September 30, 1996                 December 31,1995
                                               --------------------------------   --------------------------------
                                                            Supplemental (a)                   Supplemental (a)
                                                          ---------------------              ---------------------
                                                                          As                                As
                                                          Adjustment   Adjusted              Adjustment  Adjusted
                                                          ----------   --------              ----------  --------
Income from continuing operations .........    $145,923                $145,923    $132,489              $132,489
                                               --------                --------    --------              --------

Add (Deduct):
Total income taxes ........................     101,272                 101,272      84,098                84,098
Interest on long-term debt ................      79,699       3,837      83,536      80,133      4,595     84,728
Other interest charges ....................      10,744        --        10,744       9,396       --        9,396
Interest on leases ........................         394        --           394       1,088       --        1,088
                                               --------       -----    --------    --------      -----   --------
                                                192,109       3,837     195,946     174,715      4,595    179,310
                                               --------       -----    --------    --------      -----   --------

Earnings available for fixed charges ......     338,032       3,837     341,869     307,204      4,595    311,799
                                               --------       -----    --------    --------      -----   --------

Fixed Charges:
Interest on long-term debt ................      79,699       3,837      83,536      80,133      4,595     84,728
Other interest charges ....................      10,744        --        10,744       9,396       --        9,396
Interest on leases ........................         394        --           394       1,088       --        1,088
                                               --------       -----    --------    --------      -----   --------
Total fixed charges .......................      90,837       3,837      94,674      90,617      4,595     95,212
                                               --------       -----    --------    --------      -----   --------

Ratio of earnings to fixed charges ........       3.721        --         3.611       3.390       --        3.275
                                               ========       =====    ========    ========      =====   ========


Preferred stock dividend requirements .....    $  8,567        --      $  8,567    $  8,059       --     $  8,059
Ratio of net income before income taxes
to net income .............................      1.6940        --        1.6940      1.6348       --       1.6348
                                               --------       -----    --------    --------      -----   --------
Preferred stock dividend requirements
before income tax .........................      14,513        --        14,513      13,174       --       13,174
                                               --------       -----    --------    --------      -----   --------
Fixed charges plus preferred stock dividend
requirements ..............................     105,350       3,837     109,187     103,791      4,595    108,386
                                               --------       -----    --------    --------      -----   --------

Ratio of earnings to fixed charges plus
preferred stock dividend requirements
(pre-income tax basis) ....................       3.209        --         3.131       2.960       --        2.877
                                               ========       =====    ========    ========      =====   ========

Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                    EXHIBIT 12.2
                    MIDAMERICAN ENERGY COMPANY (utility only)
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                     Twelve Months Ended                 Twelve Months Ended
                                                      December 31, 1994                   December 31, 1993
                                               --------------------------------    ------------------------------
                                                            Supplemental (a)                  Supplemental (a)
                                                          ---------------------             ---------------------
                                                                          As                                As
                                                          Adjustment   Adjusted              Adjustment  Adjusted
Income from continuing operations .........    $121,145                $121,145    $133,888              $133,888
                                               --------                --------    --------              --------

Add (Deduct):
Total income taxes ........................      66,759                  66,759      75,917                75,917
Interest on long-term debt ................      73,922       5,428      79,350      80,642      5,678     86,320
Other interest charges ....................       6,639                   6,639       5,068                 5,068
Interest on leases ........................       1,211                   1,211       1,876                 1,876
                                                -------       -----     -------     -------      -----    -------
                                                148,531       5,428     153,959     163,503      5,678    169,181
                                                -------       -----     -------     -------      -----    -------


Earnings available for fixed charges ......     269,676       5,428     275,104     297,391      5,678    303,069
                                                -------       -----     -------     -------      -----    -------


Fixed Charges:
Interest on long-term debt ................      73,922       5,428      79,350      80,642      5,678     86,320
Other interest charges ....................       6,639        --         6,639       5,068       --        5,068
Interest on leases ........................       1,211        --         1,211       1,876       --        1,876
                                                -------       -----     -------     -------      -----    -------
Total fixed charges .......................      81,772       5,428      87,200      87,586      5,678     93,264
                                                -------       -----     -------     -------      -----    -------
Ratio of earnings to fixed charges ........       3.298        --         3.155       3.395       --        3.250
                                                =======       =====     =======     =======      =====    =======
Preferred stock dividend requirements .....    $ 10,551                $ 10,551    $  8,367              $  8,367
Ratio of net income before income taxes
to net income .............................      1.5511        --        1.5511      1.5670       --       1.5670
                                                -------       -----     -------     -------      -----    -------
Preferred stock dividend requirements
before income tax .........................      16,365        --        16,365      13,111       --       13,111
Fixed charges plus preferred stock dividend
requirements ..............................      98,137       5,428     103,565     100,697      5,678    106,375
                                                -------       -----     -------     -------      -----    -------

Ratio of earnings to fixed charges plus
preferred stock dividend requirements
(pre-income tax basis) ....................       2.748        --         2.656       2.953       --        2.849
                                                =======       =====     =======     =======      =====    =======


Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                    EXHIBIT 12-2
                    MIDAMERICAN ENERGY COMPANY (utility only)
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                      Twelve Months Ended                Twelve Months Ended
                                                       December 31, 1992                  December 31, 1991
                                               --------------------------------   -------------------------------
                                                           Supplemental (a)                   Supplemental (a)
                                                        -----------------------             ---------------------
                                                                          As                                As
                                                          Adjustment   Adjusted              Adjustment  Adjusted
                                                          ----------   --------              ----------  --------
Income from continuing operations .........    $ 86,713                $ 86,713    $123,042               $123,042
                                               --------                --------    --------               --------

Add (Deduct):
Total income taxes ........................      39,144                  39,144      63,899                 63,899
Interest on long-term debt ................      87,233       7,391      94,624      82,616       6,600     89,216
Other interest charges ....................       4,373        --         4,373      10,880        --       10,880
Interest on leases ........................       2,386        --         2,386       3,795        --        3,795
                                               --------       -----     -------    --------      ------    -------
                                                133,136       7,391     140,527     161,190       6,600    167,790
                                               --------       -----    --------    --------      ------    -------

Earnings available for fixed charges ......     219,849       7,391     227,240     284,232       6,600    290,832
                                               --------       -----    --------    --------      ------    -------

Fixed Charges:
Interest on long-term debt ................      87,233       7,391      94,624      82,616       6,600     89,216
Other interest charges ....................       4,373        --         4,373      10,880        --       10,880
Interest on leases ........................       2,386        --         2,386       3,795        --        3,795
                                               --------     -------    --------    --------       -----   --------
Total fixed charges .......................      93,992       7,391     101,383      97,291       6,600    103,891
                                               --------     -------    --------    --------       -----   --------

Ratio of earnings to fixed charges ........       2.339        --         2.241       2.921        --        2.799
                                               ========     =======    ========    ========       =====   ========

Preferred stock dividend requirements .....    $  8,735        --      $  8,735    $  9,708        --     $  9,708
Ratio of net income before income taxes
to net income .............................      1.4514        --        1.4514      1.5193        --       1.5193
                                               --------     -------    --------    --------       -----   --------
Preferred stock dividend requirements
before income tax .........................      12,678        --        12,678      14,750        --       14,750
                                               --------    -------     --------    --------       -----   --------
Fixed charges plus preferred stock dividend
requirements ..............................     106,670      7,391      114,061     112,041       6,600    118,641
                                               --------    -------     --------    --------       -----   --------

Ratio of earnings to fixed charges plus
preferred stock dividend requirements
(pre-income tax basis) ....................       2.061        --         1.992       2.537        --        2.451
                                               ========    =======     ========     =======       =====   ========

Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.